Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-258978 on the post effective amendment to Form S-1 on Form S-3 and Registration Statement No. 333-259957 on Form S-8 of our reports dated March 31, 2025, relating to the financial statements of Microvast Holdings, Inc. and the effectiveness of Microvast Holdings, Inc,'s internal control over financial reporting appearing in the Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Deloitte Touche Tohmatsu Certified Public Accountants LLP
Beijing, the People's Republic of China

March 31, 2025